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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                                   PURSUANT TO

                             SECTION 13 OR 15(D) OF



                       THE SECURITIES EXCHANGE ACT OF 1934






        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 13, 1997
                              --------------------
                             CYTOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                      0-19871              94-3078125

    (State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
          of incorporation)                               Identification Number)



                                2 RICHMOND SQUARE
                         PROVIDENCE, RHODE ISLAND 02906

          (Address, of principal executive offices, including zip code)



                                 (401) 272-3310

               (Registrant's Telephone number including area code)
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                               PAGE 1 OF 3 PAGES.




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Item 5.           Other Event

On August 13, 1997 CytoTherapeutics, Inc. ("CTI"), StemCells, Inc. ("SCI") and a wholly subsidiary of CTI ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which CTI will acquire all of the outstanding shares of capital stock of SCI. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into SCI (the "Merger"), resulting in SCI becoming a wholly owned subsidiary of CTI. Each outstanding share of capital stock of SCI, other than shares owned by persons who properly perfect their appraisal rights under the California Corporation Code, will be converted into the right to receive the number of shares of CTI Common Stock, $.01 par value ("CTI Common Stock") equal to the result of dividing (i) the result of $7,900,000 less the expenses of SCI incurred in connection with the Merger in excess of $75,000 (the "Excess Expenses") divided by $5.00, by (ii) the number of shares of capital stock of SCI outstanding on the date of the closing, plus the maximum number of shares of capital stock of SCI issuable upon the conversion or exercise of all options, warrants, preferred stock and other securities of SCI convertible into or exercisable for shares of SCI Capital Stock (whether or not such securities are then exercisable in full), plus 18,503 shares (the "Exchange Ratio"). Consummation of the Merger is conditioned upon the satisfaction of a number of conditions, including, without limitation, approval of the transaction by the stockholders of SCI.

Upon the closing of the Merger, it is anticipated that Richard M. Rose, M.D., President and Chief Executive Officer of SCI, will be named President and Chief Executive Officer of CytoTherapeutics; Seth A. Rudnick, M.D., CTI's current Chairman and Chief Executive Officer, will continue to serve as Chairman of its Board of Directors.

Upon the consummation of the Merger, it is anticipated that CTI will enter into consulting arrangements with the principal scientific founders of SCI including, without limitation, Irving Weissman, M.D., of Stanford University and Fred Gage, Ph.D., of Salk Institute. Under the terms of the proposed consulting arrangements, Dr. Weissman will also serve as a member of CTI's Board of Directors and as Chairman of CTI's Scientific Advisory Board and Dr. Gage will join CTI's Scientific Advisory Board.

To attract and retain Drs. Rose, Weissman, Gage and other employees and consultants necessary to move CTI's expanded stem cell program forward, CTI expects to award performance-based options to acquire a total of approximately two million shares of CTI common stock, at an exercise price equal to the price of CTI common stock at the time of grant; substantially all of these options will vest and become exercisable only on the achievement of specified milestones related to the stem cell program, such as corporate partnering events, the initiation of clinical trials and regulatory filings and approvals.

Conduct of the stem cells research following completion of the merger is expected to be conducted pursuant to the provisions of an agreement between CTI and the scientific founders of SCI providing for a two year research plan. If the goals of the research plan are accomplished, the stem cells research will continue to be conducted under an extension of such Plan approved by a Research Committee consisting of two persons chosen by the founders, two persons chosen by CTI and a fifth member appointed by the founders, subject to the reasonable approval of CTI. Increases in stem cells research funding of not more than 25% a year approved by the Committee will be funded by CTI as long as the goals of the Research

                                       -2-


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Plan are being  met,  provided,  however,  that CTI will  retain  the  option of ceasing or reducing neural stem cell research even if all Plan goals are being met by accelerating the vesting of all all still-achievable performance-based options and ceasing or reducing non-neural stem cell research even if all Plan goals are being met by affording the scientific founders the opportunity to continue development of the non-neural stem cell research by licensing the technology related to such research to the founders in exchange for a payment to CTI equal to all funding for such research, plus royalty payments.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CYTOTHERAPEUTICS,  INC.

                                               By /s/ Frederic A. Eustis
                                               Title:  Executive Vice President

Date:  August 15, 1997



                                       -3-


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